SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C.  20549


                                 FORM 8-K

                              CURRENT REPORT



Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




Date of Report
(Date of earliest event reported):  July 16, 1997
                                  -----------------

               Exact name of
Commission     Registrant                                 IRS Employer
File           as specified          State of             Identification
Number         in its charter        Incorporation        Number
----------     --------------        --------------       --------------

1-11439        ENOVA CORPORATION     California           33-0643023

1-3779         SAN DIEGO GAS &
               ELECTRIC COMPANY      California           95-1184800

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101 ASH STREET, SAN DIEGO, CALIFORNIA                               92101
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(Address of principal executive offices)                        (Zip Code)


                                                           (619) 696-2000
Registrants' telephone number, including area code-----------------------


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   (Former name or former address, if changed since last report.)











                                   FORM 8-K



Item 5.  Other Events

The California Public Utilities Commission (CPUC) issued its decision in the Performance-Based Rates (PBR) proceeding for Southern California Gas Company (SoCalGas). Pacific Enterprises, the parent of SoCalGas, and the registrants, previously announced a merger that is awaiting regulatory approval.

SoCalGas has been operating under traditional "cost of service" regulation. PBR is a more competitive-oriented rate-setting mechanism that provides incentives for cost control and efficiency improvement, including comparisons of productivity and other factors against benchmarks based on industry performance or on past results.

Pacific Enterprises has stated that the PBR provides for, among other things, a net rate reduction of $160 million.

Registrants are analyzing the decision to determine the effect on Pacific Enterprises and on the new company which will result from the pending merger.

Pacific Enterprises' Form 8-K concerning the PBR decision is incorporated herein by reference as Exhibit 99.1.



Item 7.  Financial Statements and Exhibits

(c) Exhibits

99.1 Pacific Enterprises' Current Report on Form 8-K concerning the PBR decision (incorporated by reference from the Current Report on Form 8-K filed by Pacific Enterprises, Inc., CIK 0000075527, on July 16, 1997).











                               SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                                ENOVA CORPORATION
                                                       and
                                          SAN DIEGO GAS & ELECTRIC COMPANY
                                                           (Registrants)


Date: July 17, 1997 			                   By:     /s/ F.H. Ault
                                             --------------------------
                                                    F.H. Ault
                                          Vice President and Controller